Exhibit 1K-1

% STATE o1= ARIZONA . »_&‘l", )5 is Ofﬁce of the CORPORATION COMMISSION if i_. _. \ > The Executive Director of the Arizona C ' orporation Commission does hereby certify that the attached copy of the following document: ARTICLES OF INCORPORATION, 06/06/2014 consisting of 6 ave p D s, is a true and complete copy of the original of said document on ﬁle with this ofﬁce for: ZUMMO FLIGHT TECHNOLOGIES CORPORATION ACC ﬁle number: 19313090 IN WITNESS WHERBOF, I have hereunto set my hand and affixed the official seal of th ' e Arizona Corporation Commission on this 5 Day of October, 2020 A.D. NJ- , < I 1!, ,. ) urr/rr onus Q; Matt Neubert, Executiv Dire r ~98‘ 1912 “O \_g 9 X/\€X\1§u§ .. _)_ ‘— \ LYNDA B. GRIFFIN O; THE ,4”, A F‘-'%>=e—*°a, 4 -‘\_{:_A 8 . , 5 /8/WWgg¢“’Q\» % & ~@@R»@~»;;3,»D~~M~»i»»~»»i mmiﬁmmmmmmmmmii 04690858 JUN 06 ZUW FILE NOQM (51 596] "'0 ARTICLES OF INCORPORATION FOR-PROFIT or PROFESSIONAL CORPORATION Read the Instructions Q0_1_Q[ 1. ENTITY TYPE — check only one to indicate the type of entity being formed: FOR<PROFIT (ousmess) CORPORATION PROFESSIONAL CORPORATION 2. ENTITY NAME - gigns Q91 Qi for naming requirements - give the exact name of the corporation: - R1 Helicopter Corporation 3- PROFESSIONRL CURPORATION SERVICES - if profasiunal corporation is checked in number 1, brieﬂy describe the profasionai service or service that the professional corporation will provide (examples: law ﬁrm, accounting, medical): 4- CHARACTER OF BUSINESS - brieﬂy describe the character of business the corporation initially intends to conduct in Arizona. NOTE that the character of business that the corporation ultimately conducts is not limited by the dscription provided. Research and development 0Fa.irn:mft 5. SHARES — gee I!1StﬂLQﬂ'QI7§ §_Q1QI' - list the class (summon, preferred, etc.) and total number of shares of each class that the corporation ls AUTHORIZED to issue — the turai must be greater than zero. If more space is needed check this box U and complete and attach the C087. NOI8 - Par VGIUE 15 optional. Ciass: Common Sales: Total: 1100010000 Par Value: 0 Class: 7 Sena: rnul: __ Pm-Value: 5. ARIZONA KNOWN PLACE OF BUSINESS ADDRESS: . 6.1 Is the Arizona known place of business address the same as the street address of the statutory agent? D‘ Ya - go to number 7 and continue No - go m number 6.2 and continue 6.2 If you answered “No” to number 6.1, give the physical or street address (not a P.0. Box) of the known place of business of the corporation in Arizona; Mnnuon (optional) A ressi Address 2 iopiﬁiilj | 1 Cl ty Shtenr I'D I Frowioe cwnu-y r r i Qgqqqp Ar-izum fnlponﬁun Cevninlami - cnqzurnlane Ubialwi Ru ma Pwe 1 M3 1 7. DIRECTORS — list the name and business address of each and every Director of the corporation. If more space 1S needed, check this box El and complete and attach the Djgegcu; A form C082. 1 Robert A. Zununo NH‘!!! N ‘V 10940 E. Happy Valley 11¢, um: 2034 W ' AIHYEI I I Mars: 1 _H3re5s2 ) 7 ' Addruss 2(ﬂIllbI1I|) Scottsdale 1 AZ I 85255 Cw 1 T V Staleor 'zin ‘ Qty ,.W,lv?>!T=%12.§I1>1iES =~~- W, It___,. SDI: ur Prwlnu Nime Name ‘Tim: I. ﬁrs; 1 Til21ruﬁ'(=mmn I J Aa'ar=:s 2 mama) “Eli-2 T L 5 » ' SGIB or Zlﬁ Q‘ QY SGE Of ZIP 7 l Pmvmce * 5 Pvwlnm _ Country - -—~--~ -----~~ ~ ~—~—— — \ Cnuntry _~.__-7--------<-~_» —--V J \ lime NEFDQ \ Nidve-.951 "Address: ‘HRS; z (um?!) 1 T mm 2 (actions!) ‘I L Zlﬂ City *1 Stamor Zln ' Qty saun- \ Clstntry ‘M--;_-~~ - 7--~-— -ll "MM: i__\:|.-mnuy _- --»~-~~-~-7—»~ ~12 8. STATUTORY AGENT - &QJnstQ = 8.1 R_EQUﬂ2ED — give the name be 7 . . rlzo a _ of the statutory agent: (can 8.2 OPTIONAL - rtuaiﬂng address in Arizona an Individual nr an entity) and physical of statutory agent (can be a P.O. Box): nrstreataddrem (not-aPO Box)inA' n Robert A, Zummo stawturv Aim name (required) 10040 E. Happy Valley Rd., Unit 2034 nunum MFR) Xuenum (onﬂonal) ’ THEM; 1‘ ’ T dress 1 Md-us 2 (npmnar) '8 5255 Mdrea 2 (onunnall my SCOl1ISd3l6 5mg ljp my 518: _ these Articles of Incorporation. I I I.» ‘ 8.3 REQUIRED - the form M002 must be submitted along with $10.00? Arizmn Ourporauon Cnnvniuam -cu-W-em Dmalun Rn: 2011 P1912813 9- REQUIRED - you must complete and submit with the Articles a . The Articles will be rejected if the Certiﬁcate of Disclosure is not simultaneously submitted. 10. INCORPORATDRS I — ist the name and address, and provide the signature of h eac and every incorporator - minimum of one is required. If more space is needed, check this box [j and com lete and attach h P t e form C084- Robeﬂ A. Zummo N37“: 10040 E. Happy Valley 11¢, Unit 2034 ‘ﬁﬁessfi Name Ellmx 2 Ivbﬂmal) Enress 1 i Scottsdale WAZ [S5255 Address zlﬁer-an ' ' cirv EJMTEDSTATBS _ Scan: ’ Zln mﬁby ‘ ff Tmim Ii" i sxcuxrulti — m ’ By (hacking the box marked "I accept” below, Iacicnowledge under penalty of perjury that this document together with any attachments is submitted in compliance with Arizona law. mccevr SIGNATURE - $Kmm4 By checking the box marked "1 accept" below, I acknowledge under penalty ofpeljury that this document together with any attachments is submitted in compliance with Arizona law [I I ACCEP1 R be; A_ z IF SIGNING FOR RN ENTI-'l'\', CHECK ONE, FILL IN BLANK: Corporation as Incorpuratur - I am signing as an ofﬁcer or authorized agent of a corporation and its name ls: Signature WE llama * one ' IF SIGNING FUR AN Elrrnv, CHECK one, FILL m BLANK: Corporation as Incorporatnr - l am Signing as an ofﬁcer or authorized agent of a corporation and lls name is: D l.l.C as Inoorporator -I am signing as a member, manager, or authorized agent of a limited liability ‘ company , and its name is: [I] LLC as lncorpuntar - I am signing as a member, manager, or authorized agent of a Iimlkd liability mmpany, and its name is: 1’ i’ — I Z“ I Flllng Fee: $60.00 (regular processing) Expedited processing — add $35.00 tn ﬁling fee. a 1 zorla rpomlion Comm 55 0l1 Corporate Filings Section . . ' S ., Ph l A ' BEUD7 All fees are nonrefundable — see Instructions. Fax: gg?5Y2_Y?;gmgm" t Den X’ Mona Please be armszd that A.t,c. form; reflect only the minimum orwtslom required by slamm You should seek nrlvate legal rounsd ow those matters that Inav nenain to the Individual needs of your bushes. II dﬂculnelits filed with ma Ariznrul Corpwltlnn Clamrrllislqll are Public rtcold and are nun lnr public lnspemon. |r you have questions alter reading the lnsmicﬂoas, plus: call 502-542-3026 or (within Arizona only) B00-345-5:19, COIDAIFR Rem Z013 Mam: Ceraoraian Cnnimlaalnn - Colnnnﬁirla Divisinn Plge 3 ul 3 1' "3". =" :~‘ “: 5 ...... _:_ L . "2' '.'.. ' _' __ ' - I I 1:5 no-i-wiurzawi/E mis LINE.-; asset‘-veuronfcc-|.|sson-T. -___i'-—'-1'-i‘ STATUTORY AGENT ACCEPTANCE Please read Instructions M_Q_Q2_i S. ENTITY NAME - give the exact name in Arizona of the corporation or LLC that has appointed the Statutory Agent (this must match exactly the name as listed on the document appointing the statutory agent, e.g., Articles of Organization or Article of Incorporation): RJ Helicopter Corporation 2. A.C.C. FILE NUMBER (if entity is already lnoorporated or registered in

AZ): Find the A.C.C. file number on the upper comer of ﬁled dommmts DR on our website at: hgg:[[www.azcc.govQivlsinggcomorauons 3. STATUTORY AGENT NAME — give the exact name of the Statutory Agent appointed by the entity listed in number 1 above (this will be either an individual or an entity). NOTE - the name must match exactly the statutory agent name as listed in the document that appoints the statutory agent (e.g. Articles of Incorporation or Articles of Organization), including any middle initial or sufﬁx: I Robert A. Zummo STATUTORY AGENT SIGNATURE: By the signature appearing below, the individual or entity named in number 3 above accepts the appointment as statutory agent for the entity named in number 1 above, and acknowledges that the appointment is effective until the appointing entity replaces the statutory agent or the statutory agent resigns, whichever occurs ﬁrst. The person signing below declares and certiﬁes under penalty of perjury that the information contained within this document together with any attachments is true and correct, and is submitted in compliance with Arizona law. V RobertA.Zurnn1o \{‘ Ja’* Prlntul Nan: 7 REQUIRED — check only one: Individual as srtatutorfagentz I am_ j Q Entity as statutory agent: Y am signing on ! signing on behalf of myself as the individual behalf of the entity named as statutory agent, _ _ I and Iiam authorized to act for that entity. : _ Hum Fee: “me (regular pmcessing) Mall: Ariz a Corporation Commission - Corporate Filings Section Elﬂediteli P'°¢E§=l"9 ‘ ("'"="'° °*“Y " W‘ '°"'“ *5 l303nW. Washington sc., Phoenix, Arizona asouv sllblvllﬂud by mar) add $35.00 to ﬁling fee. Fax, 5u_54H1°u All fea are nonrefundable - see instructions. Flease he advised that A.C.C. forms reflect only the mluhnmn provisions l'El|\.Ilrad by same. Vnv-i should sleek mwnmlsgai counsel for lhvse manure that mny iunam lath: lmlvldilal needs ofvowbuslnss. All iloizlmlenls filed with the Mzonl Corporation Commission are public record and are open lw mall: inspections. llyou have questlms altar reading the lnshucﬁans, pleas: all 502-541-3026 iv (within Arizona oily) B00445-5819. mnqm Aliznrla Cnrpon-lion Cﬂrnnvldm- Ooipmooa: D'Nislon Rev. 7914 Pqnon I J — L- 00 N07 WRITE ABOVE THIS Llll E; BFSERVED ml US U . A SEONLY CERTIFICATE OF DISCLOSURE Read the Instructions QQQQ 1. ENTITY NAME - give the exact name of the corporation in Arizona: RJ Helicopter COI’p0l'3Ii0n 2. A.C.C. FILE NUMBER (if already incorporated or registered in AZ): Find the A,C.C. ﬁle number on the upper comer of filed dncumenls OR on our website at: hgp:Qwww.az4:<.govgDivl§ons(Co[Qgtions 3. Check only one of the following to indicate the type of Certificate: E Initial (accompanies formation or registration documents) Q Annual (credit unions and loan companies only) Q Supplemental to COD ﬁled L (supplements a previously-ﬂied Certiﬁcate of Disclosure) 4. FELONY/JUDGMENT QUESTIONS : Has any person (a) who ls currently an officer, director, trustee, or incorporator, or (b) who controls or holds over ten per cent of the issued and outstanding common shares or ten per cent of any other proprietary, beneﬁcial or membership interest in the corporation been: 4.1 Convicted of a felony involving a transaction in securities, ’l consumer fraud or antitrust in any state or federal jurisdiction O Yes within the seven year period immediately preceding the signing of this certiﬁcate? ENO 4.2 Convicted of a felony, the essential elements of which consisted ‘ of fraud, misrepresentation, theft by false pretenses or restraint or trade or monopoly in any state or federal -jurisdiction within [] Yes the seven—year period immediately preceding the signing of this certiﬁcate? No 4.3 Subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven~year period immediately preceding the signing of this certiﬁcate, involving any of the following: a. The violation of fraud or registration provisions of the U yes securities laws of that jurisdiction; b. The violation of the consumer Fraud laws of that jurisdiction; c. The violation of the antitrust or restraint of trade laws of that jurisdiction? END l 4.4 If any of the answers to numbers 4.1, 4.2, or 4.3 are YES, you MUST complete and attach a form C004- l Qgg;__ﬂg-| Anzona Gurpnnllwl Co4mvinlar\—5Wl'hl'Ilnm or-mail Rn\r. 2010 Pm 1 ﬂl 2 is. BANKRUPTCY QUESTION: incorporator, or (b) who controls or holds over twenty er t I p cen of the issued and outstanding common shares or twenty per cent of any other proprietary, beneﬁcial or membership interest in the corporation, served in any such capacity or held a twenty per U Yes E NO cent interest in any other corporation (not the one ﬁling this Certiﬁcate) on the bankruptcy or receivership of the other corporation? , 5.2 If the answer to number 5.1 is YES , you MUST complete and attach a Certificate of form CD05. 5.1 Has any person (a) who is currently an oﬁicer, director, trustee } / !MF_ORTAN1’: If wiﬂiln 60 days of the delive of th' C ry is ertiﬂcate to the A.C.c. any person not included in this Certiﬁcate becomes an officer, director, trustee or person conb-oiling or holding over ten per cent of the issued and outstanding shears or ten per cent of any other proprietary, beneﬁcial or membership interest in me corporation. the Corporation must submit a SUPPLEMENTAL Certificate providing information about that person, signed by all incoiporators or by a duly elected and authorized ofﬁcer. SIGNATURE REQUIREMENTS: _ initial Certiﬁcate of Disclosure: This Certiﬁ * complete and atiach an Foreign corporations: This Certiﬁcate may be signed by a duly authorized officer or by the Chairman of the Board of Directors. Credit Unions and L cate must be signed by all incorpurators. If more space is needed, Form C084. Robert A. Ziimmo 7 Nair: * B8" Cvmﬂafiiﬂsi I This Certiﬂte must be signed by any 2 officers or direcmrs. 10040 E Happy Valley Rd. Unit 2034 AH/rrss 1 Tam i Tum 2 Wdiess 1 Scottsdale B2 I 85255 i i mv T 5”‘ It K W i§Ni1'i~:i>sTATEs 4 my I : Slate zip ’ _§<>i-mi ’ 7SIGN;TUIlE — see Instructions C0031: 7‘ By typing or entering my name and checking the box marked ‘I accept’ below. I intend to affix my electronic signature and (or through my physical signature appearing below) I acknowledge under penalty or perjury that this document together with any attachmenl: is submitted in compliance with Arizona law. I ACCEPT ow ‘ SIGNATURE - see Instructions C0031: By typing or entering my name and checking the box marked ‘I accept” below, X intend to afﬁx my electronic signature and (or through my physical signature appearing below) I acknowledge under penalty of perjury that this document together with any atiachmenls is submitted in compliance with Arizona law. I] i ACCEPT _l§"<:ﬁi Zummo xi 530$’ ‘gliliﬂlft REQUIRED - died: only one: Incorporator - I am an incnrporator of the ' corporation submitting this Certiﬁate. D officer - I am an officer or the corporation submitting this Certlﬂtaie U Chairman of the Board of Directors - I am the Chairman of the Board of Directors oi the corporation submitting this Certiﬁcate. U Director — I am a Dlrecmr of the credit union or loan company submitting this Certiﬁcate. g ' “Daze REQUIRED - check only one: Inmrporabor I am an incorpoiator of the corporation submitting this Certiﬁcate. Officer - I am an officer of the Corpomtion submitting this Certiﬁcate Chairman of the Board of Directors - I am the Chairman of the Board of Directors of the corporation submitting this Certiﬁcate. O Director — I am a Director of the credit union or loan company submitting this Certiﬁcate. Hung Fee. None Mail: Titrizoria COl:ﬂOFag0i1 Commission - Corporai:e'Fi|ings section 1300 W. W hi t St. Phoenix, Arizona 85007 All Fees are nonrefundable - see Instructions. Fa so as ﬁg on ' X: 2~542-4100 ease ti: advisii that A.c.C. lorrns ram orilﬁie inhilmum provisions reauirui suture. You should seek pdvabe legal counsi! for muse mmas that may pertain to me inoiviouai needs oi Your business. Ail documents ilied with the Arizona Cnrpulillun Cﬂﬂinlsslon are public record and are open for public in-wecﬂon. If you have qllstllitis ulher feuding the instructions, please all 602-542-3026 or (within Arizona only) 8DU'345-5Il9. ClJi:iG.0iJ1 Ru ZDIO no c Gwvionssion-cmporaiiom Dlviinlon we wpwaum Panel D12